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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         AMERICAN XTAL TECHNOLOGY, INC.*
             (Exact name of registrant as specified in its charter)


(State of incorporation)                    (I.R.S. Employer Identification No.)
       DELAWARE                                         94-3031310

  (Address of principal executive offices)                         (Zip Code)
               4311 Solar Way                                        94538
                 Fremont, CA

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered

      Not applicable                                         None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value

                                (Title of class)


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* Prior to the effectiveness of its initial public offering, the Company intends to reincorporate in the State of Delaware and add "Inc." to its current name "American Xtal Technology."
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        ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, (Commission File No. 333-48085), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

        ITEM 2.  EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

               1.     Certificate of Incorporation of American Xtal
                      Technology Delaware Corporation, a Delaware corporation.

               2. Form of Agreement and Plan of Merger between American Xtal Technology, a California corporation and American Xtal Technology, a Delaware corporation, incorporated by reference to Exhibit 2.1 to the Registrant's Form S-1 Registration Statement.

               3. Form of Certificate of Amendment of Certificate of Incorporation of American Xtal Technology, Inc., a Delaware corporation, incorporated by reference to Exhibit
                      3.2 to the Registrant's Form S-1 Registration
                      Statement.

               4. Bylaws of American Xtal Technology, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               AMERICAN XTAL TECHNOLOGY, INC.

Date:  April 24, 1998


                                               By:  \s\ Morris S. Young
                                                   --------------------------
                                                    Morris S. Young
                                                    Chief Executive Officer



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